UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

AIMFINITY INVESTMENT CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41361	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St, PMB 235

Wilmington, Delaware 19801

(Address of principal executive offices)

(425) 365-2933

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, one Class 1 redeemable warrant and one-half of one Class 2 redeemable warrant	AIMAU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	AIMA	The Nasdaq Stock Market LLC
Class 1 redeemable warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50	AIMAW	The Nasdaq Stock Market LLC
Class 2 redeemable warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50	AIMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on July 27, 2023, Aimfinity Investment Corp. I, a Cayman Islands exempted company (the “Company”), held an extraordinary general meeting (the “Shareholder Meeting”), where the shareholders of the Company approved to amend the Company’s amended and restated memorandum and articles of associations (the “Charter”) to allow the Company until July 28, 2023 to consummate an initial business combination and may elect to extend the period to consummate an initial business combination up to nine times, each by an additional one-month period (each, a “Monthly Extension”), for a total of up to nine months to April 28, 2024, by depositing to the Company’s trust account (the “Trust Account”) the lesser of (i) $85,000 for all public shares and (ii) $0.04 for each public share for each one-month extension.

On August 28, 2023, $85,000 (the “Second Monthly Extension Payment”) was deposited into the Trust Account for the public shareholders, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from August 28, 2023 to September 28, 2023 (the “Second Extension”). This is the second of up to nine Monthly Extensions permitted under the amended Charter.

In connection with the Second Monthly Extension Payment, the Company issued an unsecured promissory note of $85,000 (the “Note”) to I-Fa Chang, sole member and manager of Aimfinity Investment LLC, the sponsor of the company (the “Sponsor”), as the Sponsor’s designee, to evidence the payments made for the First Second Extension Payment.

The Note bears no interest and is payable in full upon the earlier to occur of (i) the consummation of the Company’s business combination (the “Business Combination”) or (ii) the date of expiry of the term of the Company (the “Maturity Date”). The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date; (ii) the commencement of a voluntary or involuntary bankruptcy action, (iii) the breach of the Company’s obligations thereunder; (iv) any cross defaults; (v) an enforcement proceedings against the Company; and (vi) any unlawfulness and invalidity in connection with the performance of the obligations thereunder, in which case the Note may be accelerated.

The payee of the Note, Mr. Chang, has the right, but not the obligation, to convert the Promissory Note, in whole or in part, respectively, into private units (the “Private Units”) of the Company, that are identical to the Private Units issued by the Company in the private placement consummated simultaneously with the Company’s initial public offering, subject to certain exceptions, as described in the final prospectus of the Company (File Number: 333-263874), by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the Business Combination. The number of Private Units to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $10.00.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Note.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Private Units (and the underlying securities) issuable upon conversion of the Note, if any, (1) may not, subject to certain limited exceptions, be transferable or salable by the Sponsor until the completion of the Company’s initial Business Combination and (2) are entitled to registration rights.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated August 28, 2023, issued by Aimfinity Investment Corp. I to I-Fa Chang
99.1	Press Release, dated August 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aimfinity Investment Corp. I

	By:	/s/ I-Fa Chang
	Name:	I-Fa Chang
	Title:	Chief Executive Officer

Date: August 28, 2023

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